UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 17, 2007

                              DHB INDUSTRIES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


        DELAWARE                  001-13112                  11-3129361
________________________  ________________________  ____________________________
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                              Number)

2102 SW 2ND STREET, POMPANO BEACH, FLORIDA                          33069
___________________________________________                      __________
 (Address of principal executive office)                         (Zip Code)

                                 (954) 630-0900
              ____________________________________________________
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
                 ______________________________________________
                 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

FORBEARANCE AGREEMENT EXTENSION


            On January 17, 2007, DHB Industries, Inc. (the "Company") and its subsidiaries agreed with LaSalle Business Credit, LLC (the "Lender") to extend to February 15, 2007 the expiry date of their previously agreed Forbearance Agreement, originally entered into on August 22, 2006. Pursuant to the terms of the extension of the Forbearance Agreement, the Lender has agreed, among other things, (1) to continue to make revolving loans to the Company's subsidiaries in accordance with the terms of the Loan and Security Agreement, dated as of September 24, 2001 (as amended, the "Loan Agreement"); (2) to make available up to $20 million under the Loan Agreement.

           Since November 1, 2006, the Company's net debt balance (amount outstanding under the Loan Agreement, less cash on hand) has averaged approximately $5 million. Net debt balance fluctuates daily based on cash receipts and disbursements. With the Company's continued improving cash position, the Company and the Lender are discussing a comprehensive solution to its financing requirements.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     DHB INDUSTRIES, INC.



                                     By:   /s/ THOMAS C. CANFIELD
                                          __________________________
                                           Name: Thomas C. Canfield
                                           Title:  General Counsel
Dated:  January 25, 2007